Exhibit 99.1

Anworth Reports Fourth Quarter 2015 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 12, 2016--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) today reported its financial results for the fourth quarter ended December 31, 2015.

Earnings

The following table summarizes the Company’s Core Earnings, GAAP net income and Comprehensive Income for the three months ended December 31, 2015 (dollar amounts in thousands):

	Three Months Ended December 31, 2015
	(unaudited)

Earnings	Earnings	Per Weighted Share
Core Earnings	$14,843	$0.15
GAAP net income to common stockholders	$31,310	$0.30
Comprehensive Income	$11,956	$0.12

Core Earnings is a non-GAAP financial measure which is explained and reconciled to GAAP net income to common stockholders in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release. Comprehensive Income is shown on the Consolidated Statements of Comprehensive Income included in this earnings release.

Portfolio

At December 31, 2015, the composition of the Company’s portfolio at fair value was as follows (dollar amounts in thousands):

	December 31, 2015
	Dollar Amount	Percentage
Agency MBS:
ARMS and hybrid ARMs	$4,060,593	55.9%
Fixed-rate Agency MBS	832,189	11.5%
TBA Agency MBS	701,413	9.7%
Total Agency MBS	$5,594,195	77.1%
Non-Agency MBS	682,061	9.4%
Residential mortgage loans(1)	969,172	13.3%
Residential real estate	14,363	0.2%
Total Portfolio	$7,259,791	100.0%
Total Assets	$7,337,753
____________

(1) Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company.

Agency MBS

At December 31, 2015, the allocation of the Company’s agency mortgage-backed securities, or Agency MBS, was approximately 72% adjustable-rate and hybrid adjustable-rate MBS, 15% fixed-rate MBS and 13% fixed-rate TBA Agency MBS as detailed below (dollar amounts in thousands):

December 31, 2015

Fair value of Agency MBS and TBA Agency MBS	$5,594,195
Adjustable-rate Agency MBS coupon reset (less than 1 year)	38%
Hybrid adjustable-rate Agency MBS coupon reset (1-2 years)	7%
Hybrid adjustable-rate Agency MBS coupon reset (2-3 years)	3%
Hybrid adjustable-rate Agency MBS coupon reset (3-4 years)	7%
Hybrid adjustable-rate Agency MBS coupon reset (4-5 years)	7%
Hybrid adjustable-rate Agency MBS coupon reset (5-7 years)	4%
Hybrid adjustable-rate Agency MBS coupon reset (>7 years)	6%
15-year fixed-rate Agency MBS	12%
15-year fixed-rate TBA Agency MBS	13%
20-year and 30-year fixed-rate Agency MBS	3%
100%

At December 31, 2015, the key metrics of the Company’s Agency MBS portfolio were as follows (dollar amounts in thousands):

December 31, 2015
Weighted Average Coupon:
Adjustable-rate Agency MBS	2.58%
Hybrid adjustable-rate Agency MBS	2.40
15-year fixed-rate Agency MBS	2.71
15-year fixed-rate TBA Agency MBS	2.64
20-year and 30-year fixed-rate Agency MBS	4.31
Total Agency MBS:	2.60%
Average Amortized Cost:
Adjustable-rate Agency MBS	103.08%
Hybrid adjustable-rate Agency MBS	103.28
15-year fixed-rate Agency MBS	102.91
15-year fixed-rate TBA Agency MBS	101.65
20-year and 30-year fixed-rate Agency MBS	103.15
Total Agency MBS:	102.95%
Current yield (weighted average coupon divided by average amortized cost)	2.53%
Unamortized premium	$147.5 million
Unamortized premium as a percentage of par value	2.95%
Premium amortization expense on Agency MBS for the fourth quarter 2015	$10.2 million
December 31, 2015
Constant prepayment rate (CPR) of Agency MBS	16%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	17%
Weighted average term to next interest rate reset on Agency MBS	28 months

Non-Agency MBS

The following table summarizes the Company’s Non-Agency MBS at December 31, 2015 (dollar amounts in thousands):

			Weighted Average
Loan Type	Fair Value	Amortized Cost	Amortized Cost	Coupon	Yield

Prime	$54,767	$55,387	80.20%	4.52%	5.85%
Alt-A	432,654	426,435	77.75%	5.30%	5.52%
Subprime	53,416	53,940	95.08%	4.38%	5.46%
Non-performing	141,112	143,822	98.49%	4.64%	5.51%
Paydowns receivable	112	-	-	-	-
Total Non-Agency MBS	$682,061	$679,584	82.84%	5.05%	5.54%

Residential Mortgage Loans

The following table summarizes the Company’s residential mortgage loans at December 31, 2015 (dollar amounts in thousands):

Residential mortgage loans held-for-investment	$969,172
Asset-backed securities issued by securitization trusts	$915,486
Retained interest in loans held in securitization trust	$53,686

Residential Real Estate

At December 31, 2015, Anworth Properties, Inc. owned 88 single-family residential rental properties located in Southeastern Florida that are carried at a total cost, net of accumulated depreciation, of $14.4 million.

MBS Portfolio Financing and Leverage

	December 31, 2015
	Agency MBS	Non-Agency MBS	Total MBS
Repurchase Agreements:	(dollar amounts in thousands)
Outstanding repurchase agreement balance	$4,430,000	$485,528	$4,915,528
Average interest rate	0.60%	1.91%	0.73%
Average maturity	28 days	14 days	27 days
Average interest rate after adjusting for interest rate swaps			1.39%
Average maturity after adjusting for interest rate swaps			736 days

At December 31, 2015, the Company’s leverage multiple was 6.65x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 7.6x at December 31, 2015.

Interest Rate Swaps and Eurodollar Futures Contracts

At December 31, 2015, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts (in thousands), weighted average fixed rates and remaining terms:

	December 31, 2015
	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years

Less than 12 months	$950,000	0.68%	9	0.75
1 year to 2 years	930,000	0.96	18	1.50
2 years to 3 years	1,000,000	1.13	30	2.50
3 years to 5 years	466,000	1.55	50	4.17
5 years to 7 years	320,000	2.54	78	6.50
7 years to 10 years	200,000	3.00	93	7.75
	$3,866,000	1.24%	32	2.67

At December 31, 2015, the notional amount of our Swaps was $3.866 billion and the weighted average fixed rate was 1.24%.

At December 31, 2015, the Company’s short position in Eurodollar Futures Contracts had the following notional amount (in millions) and weighted average purchase price:

	December 31, 2015
	Eurodollar Futures Contracts
Expiration	Notional Amount	Weighted Average Purchase Price
Less than 12 months	$4,550,000	$99.09

Effective Net Interest Rate Spread

December 31, 2015
Average asset yield, including TBA dollar roll income	2.70%
Effective cost of funds	1.49
Effective net interest rate spread	1.21%

The components of the effective net interest rate spread are non-GAAP financial measures and are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release.

Dividend

On December 17, 2015, the Company declared a quarterly common stock dividend of $0.15 per share for the quarter ended December 31, 2015. Based upon the closing price of $4.35 on December 31, 2015, the annualized dividend yield on the Company’s common stock at December 31, 2015 was 13.8%.

Book Value Per Common Share

At December 31, 2015, the Company’s book value was $6.25 per share of common stock, which was a decrease of $0.01 from $6.26 in the prior quarter.

The $0.15 quarterly dividend and the $0.01 decrease in book value per share resulted in a return on equity to common stockholders of 2.24% for the quarter ended December 31, 2015. For the year ended December 31, 2015, the return on equity to common stockholders was 5.88% (unannualized).

Share Repurchases

During the quarter ended December 31, 2015, the Company repurchased an aggregate of 2,571,600 shares of its common stock at a weighted average price of $4.79 per share. Based upon the book value per share of common stock of $6.26 at September 30, 2015, the economic benefit to common stockholders from these repurchases is approximately $3.8 million, or approximately $0.04 per share. The economic benefit from increases in book value per share as a result of share repurchases is not included in GAAP net income to common stockholders.

Series C Preferred Stock

During the quarter ended December 31, 2015, the Company issued an aggregate of 1,108 shares of its Series C Preferred Stock under an At Market Issuance Sales Agreement with MLV & Co. at a weighted average price of $24.25 per share, which provided net proceeds to the Company of approximately $26.6 thousand, net of sales commissions.

Subsequent Events

From January 1, 2016 through February 11, 2016, the Company repurchased an aggregate of 1,399,331 shares of its common stock at a weighted average price of $4.16 per share under its share repurchase program.

Conference Call

The Company will host a conference call on Tuesday, February 16, 2016 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss its fourth quarter 2015 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on February 16, 2016. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10081023. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) or receiving a copy of the DRP Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). Our principal business is to invest primarily in mortgage-backed securities on a leveraged basis. Income generated for distribution to our shareholders is based primarily on the difference between the yield on our mortgage assets and the cost of our borrowings. We qualify as a REIT for federal income tax purposes and are not subject to federal corporate income taxes on distributions to our stockholders. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	December 31,
	2015	2014
ASSETS	(unaudited)
Agency MBS:
Agency MBS pledged to counterparties at fair value	$4,695,838	$6,650,143
Agency MBS at fair value	172,237	343,734
Paydowns receivable	24,707	29,486
	$4,892,782	$7,023,363
Non-Agency MBS at fair value (including $595,225 and $155,311 pledged to counterparties at December 31, 2015 and December 31, 2014, respectively)	682,061	199,710
Residential mortgage loans held-for-investment(1)	969,172	-
Residential real estate	14,363	12,871
Cash and cash equivalents	5,754	14,989
Restricted cash	39,230	16,099
Interest and dividends receivable	17,525	19,115
Derivative instruments at fair value	12,470	9,792
Prepaid expenses and other	2,983	2,396
Total Assets	$6,636,340	$7,298,335
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$13,443	$17,606
Repurchase agreements	4,915,528	6,370,740
Asset-backed securities issued by securitization trusts(1)	915,486	-
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	34,547	45,259
Dividends payable on Series A Preferred Stock	1,035	1,035
Dividends payable on Series B Preferred Stock	394	394
Dividends payable on Series C Preferred Stock	207	-
Dividends payable on common stock	14,861	15,396
Accrued expenses and other	1,308	29,084
Total Liabilities	$5,934,189	$6,516,894
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $25,241, respectively); 1,010 and 1,010 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	$23,924	$23,924
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($10,848 and $0, respectively); 434 and 0 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	10,039	-
Common Stock: par value $0.01 per share; authorized 200,000 shares, 99,078 issued and 98,944 outstanding at December 31, 2015 and 109,972 issued and 109,234 outstanding at December 31, 2014, respectively	991	1,100
Additional paid-in capital	981,034	1,033,015
Accumulated other comprehensive gain (loss) consisting of unrealized gains and losses	949	(14,981)
Accumulated deficit	(361,323)	(308,154)
Total Stockholders' Equity:	$678,227	$757,517
Total Liabilities and Stockholders' Equity	$6,636,340	$7,298,335
__________

(1) The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At December 31, 2015, total assets of the consolidated VIEs were $972 million and total liabilities were $918 million.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)

	Three Months Ended	Year Ended	Three Months Ended	Year Ended
	December 31, 2015		December 31, 2014
	(unaudited)		(unaudited)
Interest and other income:
Interest-Agency MBS	$22,881	$105,504	$32,636	$155,486
Interest-Non-Agency MBS	9,021	27,131	1,037	1,039
Interest-residential mortgage loans	7,510	12,819	-	-
Income-rental properties	416	1,594	322	589
Other interest income	13	44	11	42
	39,841	147,092	34,006	157,156
Interest Expense:
Interest expense on repurchase agreements	8,437	30,694	6,405	78,643
Interest expense on asset-backed securities	6,841	11,645	-	-
Interest expense on junior subordinated notes	325	1,282	317	1,264
	15,603	43,621	6,722	79,907
Net operating income	24,238	103,471	27,284	77,249
Provision for loan losses	(63)	(203)	-	-
Net operating income after provision for loan losses	24,175	103,268	27,284	77,249
Operating Expenses:
Management fee to related party	(2,107)	(8,791)	(2,500)	(10,746)
General and administrative expenses	(1,320)	(5,189)	(1,267)	(7,008)
Total operating expenses	(3,427)	(13,980)	(3,767)	(17,754)
Other (Loss) Income:
(Loss) gain on sales of Agency MBS	(7,508)	(7,508)	1,169	(2,854)
Gain (loss) on sales of Non-Agency MBS	1	(75)	-	-
Gain (loss) on interest rate swaps, net	18,131	(74,247)	(46,244)	(36,676)
(Loss) gain on derivatives-TBA Agency MBS, net	(2,974)	9,323	9,062	10,228
Gain (loss) on derivatives-Eurodollar Futures Contracts	4,535	(2,103)	(1,806)	(1,694)
Recovery on Non-Agency MBS	13	26	12	120
Total other income (loss)	12,198	(74,584)	(37,807)	(30,876)
Net income (loss)	$32,946	$14,704	$(14,290)	$28,619
Dividend on Series A Cumulative Preferred Stock	(1,035)	(4,139)	(1,035)	(4,139)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(1,577)	(394)	(1,577)
Dividend on Series C Cumulative Redeemable Preferred Stock	(207)	(721)	-	-
Net income (loss) to common stockholders	$31,310	$8,267	$(15,719)	$22,903
Basic earnings (loss) per common share	$0.31	$0.08	$(0.14)	$0.18
Diluted earnings (loss) per common share	$0.30	$0.08	$(0.13)	$0.18
Basic weighted average number of shares outstanding	99,857	103,412	112,348	123,949
Diluted weighted average number of shares outstanding	104,294	107,751	116,540	128,057

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)

	Three Months Ended	Year Ended	Three Months Ended	Year Ended
	December 31, 2015		December 31, 2014
	(unaudited)		(unaudited)
Net income	$ 32,946	$ 14,704	$ (14,290)	$ 28,619
Available-for-sale Agency MBS, fair value adjustment	(31,198)	(15,961)	25,296	87,467
Reclassification adjustment for loss (gain) on sales of Agency MBS included in net income	7,508	7,508	(1,169)	2,854
Available-for-sale Non-Agency MBS, fair value adjustment	(1,806)	2,283	(6)	(74)
Reclassification adjustment for (gain) loss on sales of Non-Agency MBS included in net income	(1)	75	-	-
Unrealized gains (losses) on derivatives	4,282	20,211	6,552	(67,407)
Reclassification adjustment for interest expense on swap agreements included in net income	225	1,814	815	54,187
Other comprehensive income (loss)	(20,990)	15,930	31,488	77,027
Comprehensive income (loss)	$ 11,956	$ 30,634	$ 17,198	$ 105,646

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: Core Earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net income to common stockholders” for the quarter and the year ended December 31, 2015 to “Core Earnings” for the same period. Core Earnings represents “net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income for the quarter ended December 31, 2015 (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process. Management also believes the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate and compare the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the quarter and the year ended December 31, 2015. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended December 31, 2015		For the Year Ended December 31, 2015
	Amount	Per Share	Amount	Per Share
	(in thousands)		(in thousands)
Net income to common stockholders	$31,310	$0.30	$8,267	$0.08
Adjustments to derive core earnings:
Loss on sales of MBS	$7,507	$0.08	$7,583	$0.07
(Gain) loss on interest rate swaps, net	(18,131)	(0.18)	74,247	0.72
(Loss) gain on derivatives-TBA Agency MBS, net	2,974	0.03	(9,323)	(0.09)
(Loss) gain on derivatives-Eurodollar Futures Contracts	(4,535)	(0.04)	2,103	0.02
Recovery on Non-Agency MBS and Lehman receivable	(167)	-	(372)	-
Amortization of other comprehensive income on de-designated swaps(1)	225	-	1,814	0.02
Periodic net settlement on interest rate Swaps after de-designation(2)	(8,524)	(0.09)	(40,551)	(0.39)
(Gains) losses from expiration of Eurodollar Futures Contracts	(199)	-	557	-
Dollar roll income on TBA Agency MBS(3)	4,383	0.04	16,797	0.16
Core earnings	$14,843	$0.15	$61,122	$0.59
Basic weighted average number of shares outstanding	99,857		103,412
__________

(1) This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in its income statement as a portion of interest expense in accordance with GAAP.

(2) Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014. Net payments on the interest rate swaps made prior to de-designation are recognized in GAAP net income available to common stockholders.

(3) Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of both the “(Loss) gain on derivatives-TBA Agency MBS” and “derivative income-TBA Agency MBS” that are shown on the Company’s income statement.

Effective Net Interest Rate Spread

	Amount	Annualized Percentage
	(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest and other income	$39,841	2.43%
Dollar roll income on TBA Agency MBS(1)	4,383	0.27%
Total interest income and average asset yield, including TBA dollar roll income	$44,224	2.70%
Effective Cost of Funds:
Total interest expense	$15,603	0.98%
Periodic net settlement on interest rate Swaps after de-designation(2)	8,524	0.53%
Amortization of other comprehensive income on de-designated Swaps(3)	(225)	-0.01%
(Gain) on expiration of Eurodollar Futures Contracts	(199)	-0.01%
Effective total interest expense and effective cost of funds	$23,703	1.49%

Effective net interest rate spread		1.21%
Average earning assets	$6,548,564
Average borrowings	$6,375,464
__________

(1) Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of both the “(loss) gain on derivatives-TBA Agency MBS” and “derivative income-TBA Agency MBS” that are shown on the Company’s income statement.

(2) Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014. Net payments on the interest rate swaps made prior to de-designation are recognized in GAAP net income available to common stockholders.

(3) This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in its income statement as a portion of interest expense in accordance with GAAP.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com